Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Postal Realty Trust, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $0.01 per share	(1)	Other	1,500,000	$14.54	$21,810,000.00	0.0001381	$3,011.97

Total Offering Amounts:						$21,810,000.00		3,011.97
Total Fee Offsets:								0.00
Net Fee Due:								$3,011.97

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional shares of Class A common stock, par value $0.01 per share (“Common Stock”), of Postal Realty Trust, Inc., a Maryland corporation (the “Company” or “Registrant”), that become issuable under the Postal Realty Trust, Inc. 2019 Equity Incentive Plan (as amended and restated to date, the “Plan”) including issuances under Alignment of Interest Program, as amended and restated, effective April 27, 2020 (the “Program”) under the Plan. This Registration Statement shall also cover any additional shares of Common Stock that may be offered and issued under the Plan, including the Program, by reason of certain corporate transactions or events, including any result of stock splits, stock dividends or similar transactions, effected without the Registrant’s receipt of consideration that increases the number of outstanding shares of Common Stock.

Represents 1,500,000 shares of Common Stock that may be issued under the Plan.

Calculated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The fee is based on a price of $14.54 per share, the average of the high and the low sales prices of the shares of the Common Stock on the New York Stock Exchange on October 31, 2025.